CERTIFIED PUBLIC ACCOUNTANTS


CONSENT FOR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Providence Capital VII, Inc.
Dated: July 29, 2002


We consent to the incorporation by reference of our report on page F-1 dated May 16, 2002 in this Form 10-KSB of Providence Capital VII for the period ended December 31, 2001.

Cayer Prescott Clune & Chatellier, LLC

CAYER PRESCOTT CLUNE & CHATELLIER, LLC

Providence, RI
July 29, 2002